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                          FOUNDATION HEALTH CORPORATION
                                   EXHIBIT 11
                         EARNINGS PER SHARE COMPUTATION
                       UTILIZING THE TREASURY STOCK METHOD
                (Dollars in thousands, except per share amounts)

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
                                                                                            Six Months Ended
                                                         Quarter Ended December 31,           December 31,
                                                         --------------------------    --------------------------
                                                             1994          1993            1994           1993
                                                         -----------    -----------    -----------    -----------
Proceeds upon exercise of options outstanding            $    55,100    $    57,847
                                                         -----------    -----------
                                                         -----------    -----------
Average market price of common stock                     $     33.86    $     26.39
                                                         -----------    -----------
                                                         -----------    -----------

Weighted average common shares outstanding                54,755,405     47,652,435

Issued shares - exercise of options                                       3,057,378

Shares assumed to be repurchased with                                    (2,192,421)
  proceeds from exercise
                                                         -----------    -----------    -----------    -----------
Shares used in computation   (A)                          54,755,405     48,517,392     52,200,075     48,070,346
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------
Net income for the quarter   (B)                         $   (49,267)   $    27,318    $   (25,616)   $    49,616
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------
Earnings per share   (B) / (A)                           $     (0.90)   $      0.56    $     (0.49)   $      1.03
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------

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